Exhibit 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the registration statement of American Rivers Oil Company (formerly Metro Capital Corporation) on Form S-8 of our report dated May 26, 1995, on our audits of the consolidated financial statements of Metro Capital Corporation and subsidiaries (the "Company"), as of March 31, 1995, and for the years ended March 31, 1995 and 1994, which report is included in the Company's 1995 Annual Report on Form 10-KSB.

We also consent to the incorporation by reference of our report dated September 12, 1995, on our audits of the financial statements of KTOC Contributed Properties as of December 31, 1994 and for the years ended December 31, 1994 and 1993, and our report dated September 8, 1995, on our audits of the Historical Summaries of Oil and Gas Revenues and Direct Operating Expenses of the Option Properties for the years ended December 31, 1994 and 1993, which reports are included in the current report on Form 8-K dated December 8, 1995 for American Rivers Oil Company.




HEIN + ASSOCIATES LLP

Denver, Colorado
March 7, 1996